Exhibit 99.1


Arrow Electronics Completes Acquisition of Disway AG

    MELVILLE, N.Y.--(BUSINESS WIRE)--July 27, 2004--Arrow Electronics, Inc. (NYSE:ARW) announced that it has completed its previously-announced acquisition of Disway AG ("Disway"), a leading distributor of electronic components in Italy, Germany, Austria and Switzerland. In 2003 Disway had sales of approximately EUR 130 million (approximately $155 million).
    Arrow Electronics is a major global provider of products, services, and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and 150,000 original equipment manufacturers, contract manufacturers, and commercial customers through a global network of more than 200 locations in 41 countries and territories.

    Safe Harbor

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, the effects of additional actions taken to lower costs, the ability of the company to generate additional cash flow and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. You can identify these forward-looking statements by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.

    CONTACT: Arrow Electronics
             Eileen M. O'Connor
             Vice President, Investor Relations
             631-847-5740
             or
             Paul J. Reilly
             Vice President and Chief Financial Officer
             631-847-1872